Exhibit 5.1

Yaron Tikotzky, Adv. (CPA)*
Eli Doron, Adv. & Notary
Ronen Kantor, Adv.
Amit Gross, Adv. & Notary
Dr. Shlomo Nass, Adv. (CPA)
Giora Gutman, Adv.
Rami Arie, Adv. (CPA)
Rachel (Goren) Cavallero, Adv.
Gil Mor, Adv. & Notary**
Sharon Fishman, Adv. & Notary
Efrat Hamami, Adv.
Tamir Kalderon, Adv.
Asaf Gershgoren, Adv. & economist
Efi Ohana, Adv. & economist
Asaf Hofman, Adv. & economist
Moti Philip, Adv.
Shai Glikman, Adv.
Rotem Nissim, Adv.
Hadas Garoosi, Adv.
Shmulik Cohen, Adv.
Izhak Lax, Adv.
Amit Moshe Cohen, Adv.
Shimon Gros, Adv. & Notary
Shahar Noah, Adv. (Tax advisor)
Amichai Nitzan Tzidkiyahu, Adv. (CPA)
Igal Rosenberg, Adv.
Ori Perel, Adv.
Shai Pnini, Adv.
Tsvia Shif, Adv.
Tali Pery, Adv.
Rachel Don Yehia, Adv.
Sandrine Dray, Adv. Mediator & Notary***
Nahi Hamud, Adv.
Yair Messalem, Adv.
Maayan Peled, Adv.
Liav Menachem, Adv. Notary & Mediator
Lilach Cohen-Shamir, Adv.
Israel Asraf, Adv. & Notary
Gali Ganoni, Adv.
Odelia Cohen-Schondorf, Adv.
Yana Shapiro Orbach, Adv.
Oren Geni, Adv.
Inbal Rachamim Avital, Adv.
Moran Ovadia, Adv.
Sonny Knaz, Adv.
Racheli Levi, Adv.
Bat-El Ovadia, Adv.
Aharon Eitan, Adv.
Rania Elime, Adv.
Haim Pesenzon, Adv.
Shaike Rakovsky, Adv.
Ronit Rabinovich, Adv.
Iris Borcom, Adv.
Omri Alter, Adv.
Shira Ben dov levi, Adv.
Inbal Naim, Adv.
Yonatan Gamarnik, Adv.
Ben Mugraby, Adv.
Liran Aharoni, Adv.
Shirli Shlezinger, Adv.
Michael Misul , Adv.
Jacob Bayarsky, Adv. & economist
Matan Hemo, Adv.
Tamir Shenhav, Adv.
Adi Ben yair- Yosef, Adv
Moshe Zoaretz, Adv.
Or Nass, Adv.
Nina Aharonov, Adv.
Rozit kabudi Doron, Adv.
Doron Pesso, Adv.
Adi Barnes-Ovdat, Adv.
Omri Yacov, Adv.
Noy Keren, Adv.
Liat Ingber, Adv.
Felix Naftaliev, Adv.
Lipaz Elimelch-Karni, Adv.
Eli Hirsch, Adv.
Maayan Gadalov,Adv.
Dov Alter, Adv.
Monica kevorkian karawani, Adv.
Dudi Braitman, Adv.
Faris Falah, Adv.
Shahaf Zuker, Adv.
Alexey Kvaktoun, Adv.
Lior Valzman Haimovich, Adv.
Elinor Yaakobi, Adv.
Dor Elkrif; Adv.
Netanel Rozenberg, Adv.
Hadar Raz, Adv.
Ilia Parkhomyuk, Adv.
Dana Hofman, Adv.
Omer Levi, Adv.
Yamit Halperin, Adv.
Moran Alezra, Adv.
Elinor Palma, Adv.
Lidor Amar, Adv.
Tali Kadosh, Adv.
Rami Zoabi, Adv.
Michelle Zohar-Peer, Adv.
Amin Ramadan, Adv.
Barak Harari, Adv.
Coral Opal, Adv.

Bnei Brak, August 25, 2023
Painreform Ltd.
65 Yigal Alon St.
Tel Aviv, 6744316
Israel

Ladies and Gentlemen,

Re: REGISTRATION STATEMENT ON FORM F-1

We have acted as Israeli counsel to Painreform Ltd. (the “Company”), a company organized under the laws of the State of Israel in connection with the preparation of a Registration Statement on Form F-1 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), pertaining to the resale of up to an aggregate of 467,896 ordinary shares, par value NIS 0.30 per share of the Company (the “Warrant Shares”), consisting of (i) 301,230 ordinary shares issuable upon the exercise of warrants originally issued in a private placement on July 14, 2023 (the “First Private Placement Warrants”), and (ii) 166,666 ordinary shares issuable upon the exercise of warrants originally issued in a private placement on July 18, 2023 (the “Second Private Placement Warrants” and together with the First Private Placement Warrants, the “Warrants”).

As counsel to the Company in Israel, we have examined copies of the Articles of Association, as amended, of the Company and such corporate records, instruments, and other documents relating to the Company and such matters of law as we have considered necessary or appropriate for the purpose of rendering this opinion. In such examination, we have assumed inter alia the genuineness of each signature (other than the signatures of the officers of the Company), the completeness of each document submitted to us, the authenticity of each document reviewed by us as an original, the conformity to the original of each document reviewed by us as a copy and the authenticity of the original of each document received by us as a copy and the accuracy on the date stated in all governmental certifications of each statement as to each factual matter contained in such governmental certifications.

Based on the foregoing, we advise you that in our opinion, the Warrant Shares are duly authorized, and when so issued in accordance with the Warrants will be legally issued, fully-paid and non-assessable.

We are members of the Bar of the State of Israel, we express no opinion as to any matter relating to the laws of any jurisdiction other than the laws of the State of Israel as the same are in force on the date hereof and we have not, for the purpose of giving this opinion, made any investigation of the laws of any other jurisdiction. Special rulings of authorities administering any of such laws or opinions of other counsel have not been sought or obtained by us in connection with rendering the opinions expressed herein. In addition, we express no opinion as to any documents, agreements or arrangements other than those subject to the laws of the State of Israel, if any. Without limiting the generality of the foregoing, we are not experts on, and we do not express any opinion on any applicable laws, rules and regulations relating to patents, copyrights, trademarks, other proprietary rights and licenses and FDA and other regulatory requirements.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to our firm appearing under the caption “Legal Matters” and “Enforceability of Civil Liabilities” in the prospectus forming part of the Registration Statement In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the U.S. Securities and Exchange Commission.

Very truly yours,

/s/ Doron, Tikotzky, Kantor, Gutman, Nass, Amit Gross & Co.
Advocates and Notaries

Eli Kulas. Adv. Notary & Mediator – Of Counsel
Eli Chenchinski, Adv. -  Of Counsel
Yaacov Wagner, Senior judge (retired), Adv.- L.L.M, Mediator & Arbitrator-  Of Counsel
Jan Robinsohn, M.Jur. Adv. & Notary - Of Counsel
****
Giora Amir (1928-2020)

* Member of the New York State Bar ** Member of the Law Society in England & Wales *** Accredited by the consulate of France **** Honorary Consul Of The Republic Of Poland (ret.)	mail@dtkgg.com www.dtkgg.com
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